EXHIBIT 107

Calculation of Filing Fee Table

Form S-8
(Form Type)

PetMed Express, Inc.
(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Security Class Title (1)	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee (3)
Equity	Common Stock, par value $0.001 per share	457(h)	1,000,000	$21.37	$21,370,000.00	.0001102	$2,355.00
Total Offering Amount					$21,370,000.00		$2,355.00
Total Fee Offsets							N/A
Net Fee Due							$2,355.00

(1)    Represents shares of Common Stock available for awards that may be granted under the PetMed Express, Inc. 2022 Employee Equity Compensation Restricted Stock Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock which become issuable under our PetMed Express, Inc. 2022 Employee Equity Compensation Restricted Stock Plan by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of registrant’s outstanding shares of common stock.

(2)    Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ Global Select Market on February 6, 2023, a date that is within five business days prior to the date of the filing of this registration statement.

(3)    Pursuant to Rule 429 of the Securities Act, the reoffer prospectus included in the Form S-8 also relates to (a) 8,510 shares of common stock included in the registration statement on Form S-8, File No. 333-145180, relating to the Amended and Restated PetMed Express, Inc. 2006 Outside Director Equity Compensation Restricted Stock Plan, (b) 616,000 shares of common stock included in the registration statement on Form S-8, File No. 333-218917, relating to the PetMed Express, Inc. 2016 Employee Equity Compensation Restricted Stock Plan, and (c) 143,255 shares of common stock included in the registration statement on Form S-8, File No. 333-218917, relating to the PetMed Express, Inc. 2015 Outside Director Equity Compensation Restricted Stock Plan. The filing fees in connection with the above referenced registration statements were previously paid at the time of filing, based on the then applicable fees.